EXHIBIT 10.8


                              EMPLOYMENT AGREEMENT
                              --------------------

          AGREEMENT, dated as of the 31st day of January, 2001, between PALADYNE CORP., a Delaware corporation with its principal office at 610 Executive Crescent Court, Suite 124, Lake Mary, Florida 32746 (the "Corporation"), and Joseph H. Landis, an individual residing at 8808 Sunset Boulevard, Orlando, FL 32836 (the "Executive").

                                   WITNESSETH:

          WHEREAS, the Corporation provides various services, including the development and servicing of software and customer support services to entities with electronic commerce initiatives (the "Business"), which Business has been developed after the expenditure of significant time, money and human resources;

          WHEREAS, as of the date hereof, the Corporation is acquiring (the "ecom Acquisition") e-commerce support centers, inc., a North Carolina corporation ("ecom"), and a condition to the Closing of the ecom Acquisition is the entry into this Agreement, and accordingly, effective upon such Closing the Corporation desires to employ the Executive on the terms and conditions herein; and

          WHEREAS, prior to the ecom Acquisition, the Executive has been an employee of the Corporation, and desires to continue as an employee of the Corporation, and the Corporation desires to continue the employment of the Executive, on the terms and conditions herein.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          1.   Employment Term. Subject to the terms and conditions hereof, the
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Corporation hereby employs the Executive, and the Executive agrees to be so employed by the Corporation, from the date hereof through January 31, 2002. Thereafter, this Agreement shall be automatically renewed for an additional one
(1) year term unless either party notifies the other party at least thirty (30) days prior to the expiration of the initial term of his or its desire to terminate the Agreement (the "Employment Term").

          2.   Duties. The Executive shall serve as Vice President Finance and
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Administration and Controller of the Corporation . The Executive shall report to the CEO and the President and the Chief Financial Officer of the Corporation.

          3.   Time and Efforts. During the Employment Term, the Executive shall
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diligently and conscientiously devote his full business time, attention and ability to the business of the Corporation and shall faithfully serve the Corporation from its Orlando, Florida office. The Executive shall fulfill the duties and responsibilities hereby conferred upon him honestly, diligently, in good faith, with his best efforts and in the best interests of the Corporation. The Executive shall not, during the Employment Term, engage in any other


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business activity without the prior written approval of the Corporation, except for personal investments in a passive capacity.

          4.   Remuneration.
               ------------

               4.1  Compensation. During the Employment Term, the Corporation
                    ------------
shall pay the Executive base compensation and other compensation for his services as set forth in Schedule A attached to this Agreement.

               4.2  Benefits. During the Employment Term, the Executive, by
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reason of his position, title, tenure, health and other qualifications that make him eligible, shall participate in employee health, disability, vacation and other benefit plans offered by the corporation and additional items, if any, as set forth in Schedule B attached to this Agreement.

          5.   Expenses. The Corporation shall pay or reimburse the Executive
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for all reasonable and necessary expenses incurred by him in carrying out his duties under this Agreement upon presentation by the Executive of an itemized account of such expenditures in accordance with the Corporation reimbursement policies.

          6.   Termination.
               -----------

               6.1  By the Corporation. Notwithstanding anything contained
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herein to the contrary, this Agreement may be terminated by the Corporation immediately and without notice for Cause. For purposes of this Section, "Cause" means: (i) any act or acts of the Executive which would constitute a felony (or its equivalent) or fraud, (ii) any breach by Executive in the performance of his duties under this Agreement which is not cured within fifteen (15) days after notice thereof, or (iii) any gross neglect, gross malfeasance, willful neglect, willful misconduct or dishonesty by the Executive in the performance of his duties under this Agreement which if curable is not cured within fifteen (15) days after notice thereof. In addition, this Agreement shall automatically terminate, without any further action of either party, upon the death or disability of the Executive. For the purposes of this Agreement, "disability" shall mean a mental or physical illness or condition rendering the Executive incapable of performing his usual and customary duties on behalf of the Corporation on a full time basis for ninety (90) consecutive days. During the ninety (90) day period of time prior to termination for basis for reason of disability, the Executive shall continue to receive his base compensation, but shall not be entitled to any other compensation.

               6.2  Termination Benefit. In the event the Executive's
                    -------------------
employment hereunder is terminated by reason of Section 6.1 hereof, the Corporation's obligations hereunder shall terminate and no payments of any kind, including without limitation any claim to unpaid bonus amounts, shall, except as otherwise provided herein, thereafter be made by the Corporation to the Executive hereunder; provided, however, that in the event that the Executive's employment is terminated due to his death, the Executive (or his estate) shall be entitled to a pro rata portion of his base compensation earned through the date of termination.

               6.3  By the Executive. Notwithstanding anything contained
                    ----------------
herein to the contrary, this Agreement may be terminated by the Executive immediately and without notice for Cause For purposes of this Section, "Cause" means: (i) any act or acts of the Corporation which would constitute a felony


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(or its equivalent) or fraud, or (ii) any breach by Corporation in the performance of its duties under this Agreement which is not cured within fifteen
(15) days after notice thereof.

               6.4  Executive Termination Benefits. In the event the Executive
                    ------------------------------
terminates his employment for Cause pursuant to Section 6.3 hereof, the Corporation shall pay the Executive's base compensation for the remainder of the then Employment Term and continue to pay the premiums on his health insurance policy for the balance of the then Employment Term.

               6.5  Relocation. In the event the Company relocates its executive
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offices from the Orlando, Florida area during the Employment Term and the
Executive does not desire to move to the relocated executive offices, the Executive may terminate this Agreement. Upon the foregoing termination of this Agreement, as severance, the Corporation shall continue to make the payments to the Executive under Sections 4 and 5 hereof for the balance of the then Employment Term. In lieu of the severance payments in the immediately preceding sentence, the Corporation and the Executive shall seek a mutually agreeable consulting arrangement; however, neither the Corporation nor the Executive shall be obligated to enter into any consulting arrangement.

          7.   Confidentiality.
               ---------------

               7.1  Confidentiality of the Corporation's and Clients'
                    -------------------------------------------------
Information. The Executive acknowledges that the Corporation currently
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possesses, will develop and will come into the possession of business information which is owned by or may be valuable to the Corporation or the clients of the Corporation. The Executive shall not use, exploit, reveal, divulge or make known to any person, firm or corporation, any information or materials supplied by the Corporation or the Corporation's clients to the Executive or otherwise learned by the Executive while employed by the Corporation, including without limitation, discoveries, works, source code, know-how, developments, inventions, accounting and financial information, technology, computer software, computer programs, trade secrets, forms, customer lists, mailing lists, databases, pricing, operating records, marketing strategies, processes, plans, business practices and strategies, sales information and commercial and other information or data, whether communicated in writing, electronically, orally, by observation or other sensory detection (the "Proprietary Information"). The Proprietary Information of the Corporation and its clients shall also include all letters, memoranda, notes, reports and other documents containing or referencing the Proprietary Information, and all copies, reproductions and extracts thereof, prepared by the Executive or the Corporation or its agents. Any prior Confidentiality Agreements or Non-Disclosure Agreements between the Executive and the Corporation are incorporated herein, and in the event of any inconsistency between the provision of any such agreements and this Agreement, the provisions of this Agreement shall govern as of the date hereof.

               7.2  Limitations. The Executive shall have the right to
                    -----------
communicate the Proprietary Information to such of the Corporation's officers, directors, employees, agents and other representatives as may be necessary to enable the Corporation to provide services to its clients. Further, the obligation with regard to confidentiality and non-use contained in this Section


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7 shall not extend to any Proprietary Information which: (a) at the time of disclosure is, through no fault of the Executive, in the public domain or thereafter becomes part of the public domain by publication or otherwise through no fault of the Executive, (b) the Executive can establish was properly in the Executive's possession prior to the time of disclosure to the Executive, (c) is independently made available to the Executive by a third party who has not violated a confidential relationship with the Corporation or its clients, or (d) is required to be disclosed by legal process, provided that the Executive uses his best efforts to timely inform the Corporation or the client and permit the Corporation or its client to attempt by appropriate legal means to limit such disclosure. The exclusions enumerated above shall not apply to any specific information merely because it is included in more general non-proprietary information nor to any specific combination of information merely because individual elements, but not the combination, are included in non-proprietary information.

               7.3  Definition. For purposes of this Section 7 and also for
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Sections 8 through 11 hereof the term the "Corporation" shall be deemed to include any subsidiary or affiliate of Paladyne Corp., including, but not limited to, ecom.

          8.   Work Product. The Executive agrees and acknowledges that all work
               ------------
product made or conceived by the Executive during his employment by the Corporation, jointly or with others, that relates to the Business (including actual or demonstrably anticipated research or development of the Corporation), or results from any work performed by the Executive for the Corporation, shall be owned by the Corporation. The term "work product" includes, but is not limited to, software, source code, databases, correspondence, reports, customer lists, marketing plans and strategies and business plans and strategies, including any new idea or concept which is developed by the Corporation as a business strategy. The Executive shall: (a) promptly notify, make full disclosure to, and execute and deliver any documents requested by the Corporation to evidence or better assure title to such work product in the Corporation, (b) assist the Corporation in obtaining or maintaining for itself at its own expense United States and foreign copyrights, patents, trade secret protection or other protection of any and all such work product, and (c) promptly execute, whether during the Executive's employment by the Corporation or thereafter, all applications or other endorsements necessary or appropriate to maintain rights for the Corporation and to protect its title thereto.

          9.   Corporate Opportunity. The Executive agrees that during the
               ---------------------
Employment Term he shall not take any action which might divert from the Corporation any opportunity which would be within the scope of any of the present or future businesses of the Corporation, the loss of which would have, in the reasonable judgment of the Board of Directors of the Corporation, an adverse effect upon the Corporation, unless the Board of Directors of the Corporation has given prior written approval, including but not limited to, the following: (a) entering into or engaging in competition with the Corporation,
(b) contacting any customer, client or prospective client or customer of the Corporation on any matter relating to the Business of the Corporation except for the benefit of the Corporation, or (c) owning, managing, operating, controlling, being employed by, participating in or being connected in any manner with the ownership, operation or control of any business or venture which competes in any manner with the Corporation or otherwise engages in the Business, provided that the foregoing restriction shall not prohibit the Executive form owning less than a five percent (5%) equity interest in a publicly held corporation.


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          10.  Restriction on Competition.
               --------------------------

               10.1 Non-Competition. For one (1) year following the termination
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of the Executive's employment with Corporation by the Corporation other than pursuant to Section 6.1 hereof or by the Executive pursuant to Section 6.3 or
6.5 hereof, or for two (2) years following the termination of the Executive's employment with the Corporation for any other reason, the Executive shall not, either directly or indirectly, act as sole proprietor, an agent, consultant or employee of, or on behalf of, or in conjunction with, a person, firm, corporation or other entity, or as a partner of or an investor in a partnership, or as a member of or an investor in a limited liability company, or as a shareholder, director or officer of a corporation: (a) enter into or engage in competition with the Corporation in the continental United States (the "Territory"), (b) contact any client or prospective client of the Corporation on any matter relating to the Business of the Corporation except for the benefit of the Corporation, or (c) own, manage, operate, control, be employed by, participate in or be connected in any manner with the ownership, operation or control of any business or venture in the Territory which competes in any manner with the Corporation or otherwise engages in the Business; provided, however, that a foregoing restriction shall not prohibit the Executive from owning less than a five percent (5%) equity interest in a publicly held company. This
Section 10.1 will not apply with regard to employment or retention by any company of the Executive where the Executive will be performing solely accounting or other financial services for such company.

               10.2 Non Solicitation. For one (1) year following the termination
                    ----------------
of the Executive's employment with the Corporation by the Corporation other than pursuant to Section 6.1 hereof or by the Executive pursuant to Section 6.3 or
6.5 hereof, or for two (2) years following the termination of Executive's employment with the Corporation for any other reason, the Executive shall not, either directly or indirectly, as a sole proprietor, agent, consultant or employee of, or on behalf of, or in conjunction with, a person, firm, corporation or other entity, or as a partner of or an investor in a partnership, or as a member of or an investor in a limited liability company, or as a shareholder, director or officer of a corporation, or by means of any corporate or other device entice away, employ or solicit for employment any current or former employee of the Corporation, or engage, whether as an employer, employee, partner, member, agent, owner, shareholder, operator or otherwise, or by means of any corporate or other device, in any business with any current of former employee of the Corporation that competes with the Business of the Corporation.

          11.  Remedies.
               --------

               11.1 Injunctive Relief. The Executive agrees that the remedy of
                    -----------------
monetary damages for any breach or threatened breach by him of the covenants set forth in this Agreement will be inadequate to remedy fully the breach because any breach or attempted breach by the Executive would cause immediate, substantial and irreparable loss of business and profits to the Corporation in an amount which would be impossible to ascertain. Accordingly, in the event of any breach or threatened breach of any of said covenants by the Executive, in addition to any and all other legal and equitable remedies which may be available, including suit for recovery of actual damages, the Corporation, and/or any parent, affiliated or related company, or any successor of the Corporation, shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual loss of business to the Corporation, by


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reason of such breach and, to the extent permissible under the applicable law, a temporary restraining order shall be granted immediately on commencement of any such suit by the Corporation. The Executive hereby waives any requirement for the Corporation to post a bond or similar indemnification in any proceeding instituted by the Corporation in seeking enforcement of the covenants of the Executive in this Agreement.

               11.2 Reasonableness. The Executive acknowledges and agrees that
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the Executive has weighed all the facts, conditions and circumstances pertaining to this Agreement and that the Executive acknowledges and agrees that all of the provisions of this Agreement, including the covenants herein, are reasonable.
The Executive agrees not to contest the validity of any provision of this Agreement and waives any and all rights that he may have to bring any claim, action or suit or to raise any defense regarding the validity and reasonableness of this Agreement or any provision or covenant herein.

               11.3 Validity. If any paragraph, sentence, clause or other
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provision of this Agreement, or the application of such provision, is held invalid or unenforceable by a court of competent and relevant jurisdiction, such provision shall be deemed to be modified in a manner consistent with the intent of such original provision, so as to make it valid and enforceable, and this Agreement, and the application of such provision to persons or circumstances other than those with respect to which it would be invalid or unenforceable, shall not be affected thereby.

          12.  Miscellaneous.
               -------------

               12.1 Assignment. The Executive acknowledges that the services to
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be rendered by him are unique and personal. Accordingly, Executive may not assign any of his rights or delegate any of his duties or obligations under this Agreement, except as otherwise expressly provided herein.

               12.2 Binding Effect. This Agreement shall inure to the benefit of
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and be binding upon the Corporation, its successors and assigns, including without limitation any person, partnership, company or corporation which may acquire substantially all of the Corporation's assets or business, or with or into which the Corporation may be consolidated, merged or otherwise combined, and shall inure to the benefit and be binding upon Executive, his heirs, distributes and personal representatives.

               12.3 Notice. All offers, acceptances, notices, requests, replies,
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waivers, consents, demands and other communications hereunder or relating hereto are effective as of the date they are sent if: (a) sent by certified mail, postpaid with return receipt requested, or (b) sent by prepaid "overnight" delivery service. Any communication given in any other manner shall be effective only if and when received by the party to be notified. For the purposes of this
Section 12.3, the addresses of the parties shall be as set forth in the heading of this Agreement. Either party may change the address to which such communications are to be sent by notice to the other party as provided herein.

               12.4 Waiver. Failure of either party to insist in any one or more
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instances upon performance of any of the terms or conditions of this Agreement


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shall not be construed as a waiver of future performance of any such term, covenant or condition, but the obligations of either party with respect thereto shall continue in full force and effect.

               12.5 Entire Agreement. This Agreement contains the entire
                    ----------------
understanding and agreement between the parties with respect to the subject matter hereof and cannot be amended, modified or supplemented in any respect except by a subsequent written agreement entered into by both parties.

               12.6 Governing Law. This Agreement is a contract made under, and
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shall be governed by and construed in accordance with, the law of the State of
Florida applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State.

               12.7 Heading. The headings are to be used solely for convenience
                    -------
and are not to be used in construing or interpreting this Agreement.

               12.8 Counterparts. This Agreement may be executed in two or more
                    ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                                        PALADYNE CORP.


                                        /s/ John D. Foster
                                        ---------------------------------------
                                        By:  John D. Foster
                                            Its:  Chairman of the Board


                                        /s/ Joseph H. Landis
                                        ---------------------------------------
                                        JOSEPH H. LANDIS


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                                   SCHEDULE A
                                   ----------

                                     SALARY

          1.   Base Compensation. During the Employment Term, the Corporation
               -----------------
shall pay the Executive as base compensation for his services a salary of Seventy-Five Thousand Dollars ($75,000) paid bi-monthly at the rate of $3,125.00 in accordance with normal payroll practices; provided that upon the Corporation receiving an aggregate of $3,000,000 in outside financing, the base salary shall be increased to Ninety Thousand Dollars ($90,000) paid bi-monthly at the rate of $3,750.00.

          2.   Bonus. $10,000 incentive bonus based upon the following
               -----
performance criteria, based upon a degree of achievement determined by the Executive's then supervisor:

               (a) $5,000 to be equally weighted according to the degree of achievement in integrating financial and Human Resources systems:

                    (i) Financial systems and reporting to be fully integrated by the end of Fiscal Year 2001 (August 31, 2001);

                    (ii) Human Resources policy and practices to be integrated by December 31, 2001.

               (b) $5,000 to be based on EBITDA achievement level of breakeven or better for the first fiscal quarter of 2002 (ending November 30, 2001).

          3.   Options. The Employee may be granted stock options under the
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Corporation's 1996 Stock Option Plan or other plan as may be in effect from time to time during the Employment Term, at the sole discretion of the Board of Directors or Committee thereof which may then be administering the plan. In addition to the foregoing, Employee shall be granted Fifteen Thousand (15,000) options as of the date hereof.


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                                   SCHEDULE B
                                   ----------

                                EMPLOYEE BENEFITS